UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 888-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
P.F. Chang’s China Bistro, Inc. Amended and Restated 2006 Equity Incentive Plan
At the Annual Meeting of Stockholders held on April 19, 2011, the stockholders of P.F. Chang’s China Bistro, Inc. (the “Company”) approved the revised performance criteria for performance awards granted under the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Equity Incentive Plan”). The stockholders were not asked to approve an increase in the number of shares issuable under the Equity Incentive Plan or any other amendment. The Company’s Compensation and Executive Development Committee had previously approved the proposed amendments to the Equity Incentive Plan.
The Equity Incentive Plan is a performance-based compensation plan designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). To qualify as performance-based compensation, the payment of any award or bonus under the Equity Incentive Plan must be made contingent upon the achievement of one or more of the performance criteria identified in the Equity Incentive Plan. Stockholder approval of these performance criteria is required under Section 162(m) for the Company to be able to fully deduct the amount or value of the performance awards or bonuses as compensation expense.
The Equity Incentive Plan is described in detail in the Company’s 2010 proxy statement filed with the Securities and Exchange Commission in connection with the annual meeting of stockholders held on April 19, 2011. This summary does not purport to be complete and is qualified in its entirety by reference to the Equity Incentive Plan, filed herewith as Exhibit 99.1.
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.
On April 20, 2011, the Company entered into Executive Employment Agreements with Lane Cardwell and Kevin Charles (KC) Moylan in connection with Mr. Cardwell’s appointment as President of the Company’s China Bistro concept and Mr. Moylan’s appointment as President of the Company’s Pei Wei Asian Diner concept (the “Executive”(s)). The initial term of each agreement is three years. The term of each agreement will automatically renew for subsequent one-year terms unless the Company or the Executive provide notice of termination as set forth in the agreement. Under the agreement, Mr. Cardwell’s initial annual base salary is $350,000 and Mr. Moylan’s initial annual base salary is $300,000. The Executives are also entitled to incentive compensation and benefits as determined by the Company. The agreements prohibit the Executives from competing with the Company in the area of Chinese and Asian food concepts during the greater of the remainder of the term of the agreement or for one (1) year after termination.
If the Executive’s employment is terminated without “Cause” (as defined in the agreement), each Executive will be entitled to (a) a severance payment equal to the greater of one and one-half (1-1/2) times the Executive’s base salary at termination or the salary payments due for the remainder of the term of the agreement, (b) a payment equal to one and one-half (1-1/2) times the average annual cash bonus paid to the Executive during the term of the agreement, or if less than one year has been completed under the terms of the agreement, then one and one-half (1-1/2) times the average cash bonus paid during the prior three years, (c) credit upon the date of termination with an additional eighteen (18) months of vesting service solely for purposes of determining the vested portions of the Executive’s equity and equity-based awards, and (d) the continuation of group health benefits for up to eighteen (18) months.
If the Executive’s employment is terminated without “Cause” or the Executive resigns for “Good Reason” within 24 months following a “Change in Control” (as defined in the agreement), he will be entitled to (a) a severance payment equal to the greater of two (2) times the Executive’s base salary at termination or the salary payments due for the remainder of the term of the agreement, (b) a payment equal to the greater of two (2) times the average annual cash bonus paid to the Executive during the term of the agreement or the Executive’s annual bonus target, (c) accelerated vesting of all of the Executive’s unvested equity-based awards and extension of their exercise period for up to three (3) years, and (d) the continuation of group health benefits for up to eighteen (18) months.
This summary does not purport to be complete and is qualified in its entirety by reference to the Executive Employment Agreements, which are attached as Exhibits 10.39 and 10.40.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 19, 2011, the Company held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock, par value of $0.001 per share, voted in person or by proxy at the Meeting was 20,342,579, representing approximately 89% of the 22,843,523 shares outstanding and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set out below.
1)
The proposal to elect the nominees listed below as directors of the Company, each to serve until the Company’s 2012 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified.

				Broker
	For	Against	Abstain	Non-Votes
Kerrii B. Anderson	18,915,331	136,004	1,460	1,289,784
F. Lane Cardwell	18,859,258	191,777	1,760	1,289,784
Richard L. Federico	18,346,745	698,888	7,162	1,289,784
Lesley H. Howe	18,914,519	136,516	1,760	1,289,784
Dawn E. Hudson	18,799,266	251,769	1,760	1,289,784
M. Ann Rhoades	18,799,320	251,690	1,785	1,289,784
James G. Shennan, Jr.	18,724,421	326,045	2,329	1,289,784
R. Michael Welborn	18,859,346	191,669	1,780	1,289,784
Kenneth J. Wessels	18,857,336	193,679	1,780	1,289,784
2)	The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012.

				Broker
	For	Against	Abstain	Non-Votes
Ratification of KPMG LLP	20,321,163	21,030	386	—
3)	The proposal to approve the revised performance criteria under the P.F. Chang’s China Bistro, Inc. Amended and Restated 2006 Equity Incentive Plan.

				Broker
	For	Against	Abstain	Non-Votes
Revised performance criteria	17,798,007	1,226,225	28,563	1,289,784
4)	The proposal on the advisory vote on executive compensation.

				Broker
	For	Against	Abstain	Non-Votes
Advisory vote on executive compensation	18,220,579	287,806	544,410	1,289,784
5)	The proposal on the advisory vote on the frequency of a stockholder vote on executive compensation.

					Broker
	1 Year	2 Years	3 Years	Abstain	Non-Votes
Frequency of advisory vote on executive compensation	16,267,457	4,988	2,748,467	31,883	1,289,784
Based on the voting results of proposal number 5 above and its consideration of the appropriate frequency for the Company at this time, the Company’s board of directors has elected to hold an advisory vote on executive compensation each year.
6)
The proposal to adjourn the meeting to another time or place, if necessary in the judgment of proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.

				Broker
	For	Against	Abstain	Non-Votes
Adjournment of Meeting	17,172,274	3,166,267	4,038	—

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	P.F. Chang’s China Bistro, Inc. Amended and Restated 2006 Equity Incentive Plan
10.39	Executive Employment Agreement, dated April 20, 2011, between P.F. Chang’s China Bistro, Inc. and Lane Cardwell
10.40	Executive Employment Agreement, dated April 20, 2011, between P.F. Chang’s China Bistro, Inc. and Kevin Charles (KC) Moylan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: April 25, 2011	/s/ Mark D. Mumford
Mark D. Mumford
Chief Financial Officer